UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 8, 2006

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission File Number)	(IRS Employer Identification No.)

225 Water Street, Suite 1400 Jacksonville, Florida 32202 (904) 354-2482 www.fpic.com

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.

Compensation Actions Regarding Named Executive Officers

On December 8, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FPIC Insurance Group, Inc. (the “Company”) took the actions described below.

The executive officers defined as “named executive officers” in Item 402(a)(3) of Regulation S-K and who were named in the summary compensation table in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders are referred to below in this Current Report on Form 8-K as “the named executive officers.”

(a)   2007 Base Salary Increases:

The Committee approved the following annual base salaries for the named executive officers, effective January 1, 2007: John R. Byers — $695,000; and Charles Divita, III — $335,000.

(b)   2007 Cash Bonus Levels:

The Committee approved cash bonus award levels for the named executive officers for 2007 under the Company’s 2007 Senior Executive Annual Incentive Plan (see discussion below under the heading “Adoption of 2007 Senior Executive Annual Incentive Plan”). The bonuses established for Messrs. Byers and Divita will be based on the achievement by the Company of certain financial performance and strategic goals, including the achievement of specified levels of total revenues, operating earnings per diluted share, return on average equity and earnings per share.The target bonuses established for Messrs. Byers and Divita are 100% and 50% of their respective base salaries; depending upon achievement of the goals established by the Committee, actual bonuses may be from 50% to 150% of the target bonuses, provided that if minimum performance levels are not achieved, no bonus will be awarded.

(c)   Adjustment of 2006 Cash Bonus Performance Criteria.

The Committee approved the adjustment of the performance criteria under the Company’s Executive Incentive Compensation Plan to reflect the disposition by the Company on September 29, 2006, of its former New York-based insurance management operations. The 2006 bonuses established for Messrs. Byers and Divita will be based on the achievement by the Company of certain financial performance and strategic goals, including the achievement of specified levels of total revenues and adjusted operating earnings. The 2006 target bonuses previously established for Messrs. Byers and Divita were not changed and are 50% and 37.5% of their respective base salaries; depending upon achievement of the goals established by the Committee, actual bonuses may be from 50% to 150% of the target bonuses, provided that if minimum performance levels are not achieved, no bonus will be awarded.

Extension of Employment Agreements

As of December 14, 2006, the Company entered into extension agreements with Messrs. Byers and Divita extending the terms of their employment agreements to expire on December 31, 2009 and December 31, 2008, respectively. Previously, these terms expired on December 31, 2008 and December 31, 2007, respectively.

A copy of the Extension of Employment Agreement dated December 14, 2006, between the Company and Mr. Byers and the Extension of Employment Agreement dated December 14, 2006, between the Company and Mr. Divita, are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Entry into Severance Agreement

Effective December 8, 2006, the Company entered into a severance agreement with Mr. Divita. This agreement provides that during the three-year coverage period (as defined) after a change of control of the Company if Mr. Divita’s employment is terminated by us for any reason other than cause, death or disability, or by Mr. Divita in the event of a constructive discharge, we will pay severance in a lump sum cash amount equal to two times the sum of Mr. Divita’s (i) annual salary and (ii) the greater of the target bonus opportunity for the current calendar year or the average of the annual bonuses for the three prior calendar years. In addition, Mr. Divita’s stock options, restricted stock and other long-term incentives would immediately vest, and Mr. Divita would receive for a two-year period benefits under our welfare benefit plans.

If Mr. Divita is entitled to receive benefits under both his employment agreement and his severance agreement, then he will be permitted to select and receive benefits under either agreement, but not benefits from both agreements.

A copy of the Severance Agreement effective December 8, 2006, between the Company and Mr. Divita is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Adoption of the 2007 Senior Executive Annual Incentive Plan

On December 9, 2006, the Board adopted the 2007 Senior Executive Annual Incentive Plan (the “Incentive Plan”), subject to approval of the Company’s shareholders at the next annual meeting of the Company’s shareholders.

The Company is establishing the Incentive Plan pursuant to which the Company may grant cash incentive awards to its executive officers based on the satisfaction of pre-established performance goals set forth in the Incentive Plan. The purpose of the Incentive Plan is to motivate and reward executive officers of the Company and its subsidiaries through the payment of such annual cash incentive awards. The Incentive Plan is designed to take into account Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, which generally denies corporate tax deductions for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company as of the end of the Company’s taxable year (“Covered Employees”).

Administration. The Incentive Plan is administered by the Committee. The Committee has sole authority to make rules and regulations relating to the administration of the Incentive Plan, and any interpretations and decisions of the Committee with respect to the Incentive Plan are final and binding.

Eligibility. The Committee, in its sole discretion, determines those Covered Employees of the Company who shall be eligible to participate in the Incentive Plan for a given period of twelve months or less (a “Plan Year”). Participation in the Incentive Plan by a participant during a given Plan Year does not entitle continued participation by such participant in any subsequent Plan Year. Participants are not entitled to receive compensation under the Incentive Plan if the shareholders fail to approve the material terms of the performance goals with respect to such Covered Employees.

Plan Features. The Incentive Plan provides for the payment of cash incentive awards to participants designated by the Committee, which payments may be conditioned upon the attainment of such pre-established objective performance goals as the Committee shall determine.

Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (“Qualified Awards”) must be based solely upon one or more of the following: stock price; premiums (whether written, earned or otherwise); revenues; earnings, including operating earnings; shareholders’ equity (whether including or excluding intangibles); return on equity; assets; return on assets; capital; return on capital; economic value added; operating margins; cash flow; shareholder return; expenses; combined ratio; expense ratio; loss ratio; underwriting results; debt-to-capital ratio; or market share. Any of these performance criteria may be on a per share basis. Awards other than Qualified Awards may be described in any terms that are related to the performance of the individual Participant or the subsidiary, business unit, division, or department of the Company or the function with any of the foregoing performed by the Participant.

The designation of award recipients and the amount of such awards is determined by the Committee pursuant to the applicable pre-established performance goals and other rules established by the Committee. No award under the Incentive Plan granted in any Plan Year to a participant may exceed 200% of a participant’s base salary in effect at the beginning of a Plan Year.

Amendment and Discontinuance. The Board of Directors or the Committee has the right to modify, suspend, or terminate the Incentive Plan at any time.

A copy of the Incentive Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description of Exhibit

10.1*	Extension of Employment Agreement dated December 14, 2006, between FPIC Insurance Group, Inc. and John R. Byers
10.2*	Extension of Employment Agreement dated December 14, 2006, between FPIC Insurance Group, Inc. and Charles Divita, III
10.3*	Severance Agreement effective as of December 8, 2006, between FPIC Insurance Group, Inc. and Charles Divita, III
10.4*	FPIC Insurance Group, Inc. 2007 Senior Executive Annual Incentive Plan
___________
* Management contract or compensatory plan or arrangement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 14, 2006
FPIC Insurance Group, Inc.

	By:	/s/ John R. Byers
John R. Byers President and Chief Executive Officer

FPIC Insurance Group, Inc.
Exhibit Index to Form 8-K

Exhibit Number	Description of Exhibits
10.1*	Extension of Employment Agreement dated December 14, 2006, between FPIC Insurance Group, Inc. and John R. Byers
10.2*	Extension of Employment Agreement dated December 14, 2006, between FPIC Insurance Group, Inc. and Charles Divita, III
10.3*	Severance Agreement effective as of December 8, 2006, between FPIC Insurance Group, Inc. and Charles Divita, III
10.4*	FPIC Insurance Group, Inc. 2007 Senior Executive Annual Incentive Plan
___________
* Management contract or compensatory plan or arrangement